SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                           __________________________

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: March 14, 2002



                              ELSINORE CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



                                     Nevada
                         (State or Other Jurisdiction of
                         Incorporation or Organization)



              001-07831                                88-0117544
      (Commission File Number)                      (I.R.S. Employer
                                                   Identification No.)


                               202 Fremont Street
                             Las Vegas, Nevada 89101
               (Address of Principal Executive Offices) (Zip Code)



                                 (702) 385-4011
                         (Registrant's telephone number,
                              including area code)






Item 5.    Other Events.

On March 14, 2002, Elsinore Corporation announced that its wholly-owned subsidiary, Four Queens, Inc., a Nevada corporation doing business as the Four Queens Hotel & Casino, entered into a definitive asset purchase agreement for the sale of substantially all of its assets, including the hotel and casino, to SummerGate, Inc., for a purchase price, subject to certain adjustments, of approximately $22 million, plus the value of cash on hand and the assumption of certain liabilities. The press release dated March 14, 2002 announcing the transaction is filed as Exhibit 99.1 hereto and is incorporated herein by reference.


Item 7.    Financial Statements and Exhibits.

         (c)      Exhibits

                  99.1     Press Release dated March 14, 2002.




                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ELSINORE CORPORATION


Date:  March 14, 2002                   By:    /s/ Gina L. Contner
                                               Gina L. Contner
                                               Assistant Secretary and Principal
                                               Financial and Accounting Officer






                                Index to Exhibits


      Exhibit                         Description

       99.1           Text of Press Release dated March 14, 2002



                                                                    EXHIBIT 99.1
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE

                              ELSINORE CORPORATION
                               202 FREMONT STREET
                             LAS VEGAS, NEVADA 89101

                ELSINORE CORPORATION ANNOUNCES AGREEMENT TO SELL
                        THE FOUR QUEENS HOTEL AND CASINO

LAS VEGAS, NV-March 14, 2002 -- Elsinore Corporation (OTCBB: ELSO) ("Elsinore") announced that on March 14, 2002 its wholly-owned subsidiary, Four Queens, Inc., a Nevada corporation doing business as the Four Queens Hotel & Casino (the "Four Queens"), entered into a definitive asset purchase agreement for the sale of substantially all of its assets, including the hotel and casino, to SummerGate, Inc., a Nevada corporation, for a purchase price, subject to certain adjustments, of approximately $22 million, plus the value of cash on hand and the assumption of certain liabilities. In addition, pursuant to the terms of the asset purchase agreement, SummerGate, Inc. will offer employment to all Four Queens employees.

The assets of the Four Queens constitute substantially all of the assets of Elsinore. Upon the consummation of the sale of the Four Queens, Elsinore will not have an operating asset. The Board of Directors of both Elsinore and the Four Queens anticipate that, following the sale of the Four Queens, they will adopt a plan of dissolution and begin the process of winding-up and dissolving both the Four Queens and Elsinore. Elsinore anticipates that the proceeds from the sale will be used solely to pay the debts of the Four Queens and Elsinore, as well as to pay any accrued and unpaid dividends on Elsinore's outstanding 6% cumulative convertible preferred stock (the "Preferred Stock"), plus the liquidation preference on the Preferred Stock, if Elsinore is dissolved. At February 28, 2002, the outstanding debt of Elsinore was approximately $7.6 million,  and the  outstanding  debt of the Four Queens was  approximately  $7.8 million (of which SummerGate, Inc. will assume approximately $4.0 million pursuant to the terms of the asset purchase agreement). In addition, as of February 28, 2002, Elsinore had outstanding approximately 50,000,000 shares of Preferred Stock, with a liquidation preference of approximately $22 million, including accumulated dividends, and approximately 4,993,965 shares of common stock (the "Common Stock").

In the event the Four Queens and Elsinore are dissolved, based upon the total assets of the Four Queens and Elsinore as of March 14, 2002 and assuming the consummation of the sale, after the payment of the Four Queens' and Elsinore's debt and the payment of the Preferred Stock's liquidation preference, including accumulated dividends, there will not be any remaining assets available for distribution to the holders of Elsinore's Common Stock.

The beneficial owner of a majority of Elsinore's capital stock, who exercises voting and investment authority over 100% of the Preferred Stock and approximately 99.6% of Common Stock (on an as-converted basis), has agreed to deliver a written consent representing all of his shares of Elsinore's capital stock to approve the sale of the Four Queens on March 22, 2002, assuming that the definitive asset purchase agreement remains in effect.

Consummation of the sale is subject to a number of conditions, including, receipt of required regulatory approvals, including approval of the Nevada Gaming Commission, and other licensing approvals. There can be no assurance that the conditions to the sale will be satisfied or that the sale of the Four Queens will be consummated.

About SummerGate, Inc.

Terry L. Caudill, President and sole shareholder of SummerGate, Inc., has lived in Nevada for 29 years, moving to Las Vegas from Reno in 1983. He was Corporate Vice President and Chief Accounting Officer for Circus Circus Enterprises, Inc. (now Mandalay Resort Group), for 11 years and participated in that company's growth during the 1980's and early 1990's.

Terry started the Magoo's chain in 1989. In 1994, Terry left Circus Circus to concentrate on developing Magoo's. The Magoo's Gaming Group currently consists of fifteen locations that emphasize gaming, including three locations operating under non-restricted gaming licenses, all of which cater to the local Las Vegas market. He looks forward to expanding his operations into the downtown Las Vegas market.

Statements made in this press release, including those relating to the consummation of the sale of the Four Queens, are forward looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties which may cause results to differ materially from those set forth in these statements. Among these risks and uncertainties are whether or not the conditions to closing of the transaction will be satisfied. Other factors identified by Elsinore in its filings with the Securities and Exchange Commission, including Elsinore's Form 10-K for the year ended December 31, 2000, could affect the forward looking statements contained in this press release.

         Contact: Gina L. Contner, Four Queens Hotel & Casino, at 702-387-5115.